UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a‑6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a‑12

MAUI LAND & PINEAPPLE COMPANY, INC.
(Name of Registrant as Specified in its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

MAUI LAND & PINEAPPLE COMPANY, INC.

500 Office Road

Lahaina, Hawaii 96761

(808) 877‑3351

April 14, 2026

To Our Stockholders:

We are pleased to invite you to the 2026 Virtual Annual Meeting of Stockholders, or the Annual Meeting, of Maui Land & Pineapple Company, Inc., or the Company, which will be held on May 27, 2026, at 8:30 a.m., Hawaii Standard Time, via conference call. The conference call number and passcode will be provided on the proxy card and electronic communications sent to stockholders, however, we recommend stockholders please pre-register at https://www.mauiland.com/investors at least two hours before the start of the Annual Meeting. To pre-register for the Annual Meeting, you will need the control number found on the upper right-hand corner of the proxy card included in the proxy materials. The attached notice and proxy statement describe the formal business to be transacted at the Annual Meeting.

We are furnishing proxy materials to our stockholders over the Internet. You may read, print and download our proxy statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, at http://www.edocumentview.com/MLP. On or about April 14, 2026, we intend to mail our stockholders a notice of internet availability of proxy materials, or the Notice, which provides instructions on how to access these materials and vote their shares. The Notice also explains how to request a paper copy of these materials by mail, telephone or email. If you requested to receive these proxy materials via email, you should have received an email with voting instructions and links to these materials on the Internet.

The accompanying proxy statement provides information regarding the following matters we are asking you to consider and vote upon at the Annual Meeting:

1.	the election of seven directors to serve for a one‑year term to expire at the 2027 Annual Meeting of Stockholders or until their successors are elected and qualified;
2.	the approval, on a non‑binding advisory basis, of the compensation paid to our named executive officers;
3.	the ratification of the appointment of Accuity LLP as our independent registered public accounting firm for fiscal year 2026; and
4.	the transaction of such other business as may be properly brought before the Annual Meeting or any postponement or adjournment thereof.

The Board of Directors of the Company, or the Board, has set April 2, 2026, as the record date, or the Record Date, for the Annual Meeting. Only stockholders of record as of the close of business on the Record Date will be able to attend and vote during the Annual Meeting. A list of our stockholders entitled to vote at the Annual Meeting will be available for inspection by any stockholder during normal business hours at our principal executive office located at 500 Office Road, Lahaina, Hawaii 96761.

The Board has determined that the matters to be considered at the Annual Meeting are in the best interests of the Company and its stockholders. For the reasons set forth in the proxy statement, the Board unanimously recommends a vote “FOR ALL” of the director nominees listed in Proposal 1 and “FOR” Proposals 2 and 3.

Your vote is very important. Whether or not you plan to attend the Annual Meeting, we encourage you to read the accompanying proxy statement and submit your proxy or voting instructions as soon as possible. For specific instructions on how to vote your shares, please refer to the Notice you received in the mail, and the additional information in the accompanying proxy statement. If you requested to receive printed proxy materials, you may also refer to the instructions on the proxy card enclosed with those materials.

Thank you for your continued support of Maui Land & Pineapple Company, Inc.

Sincerely,

/s/ R. SCOT SELLERS
R. Scot Sellers
Chairperson of the Board of Directors

Approximate Date of Mailing of Notice of Internet Availability of Proxy Materials:

April 14, 2026

GENERAL INFORMATION REGARDING THE ANNUAL MEETING	1
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS	7
PROPOSAL 1: TO ELECT SEVEN DIRECTORS TO SERVE FOR A ONE-YEAR TERM TO EXPIRE AT THE 2027 ANNUAL MEETING OF STOCKHOLDERS OR UNTIL THEIR SUCCESSORS ARE ELECTED AND QUALIFIED	7
INFORMATION REGARDING DIRECTOR NOMINEES	8
INFORMATION REGARDING THE BOARD AND CORPORATE GOVERNANCE	11
INFORMATION REGARDING COMMITTEES OF THE BOARD	13
PROPOSAL 2: TO APPROVE, ON A NON-BINDING ADVISORY BASIS, THE COMPENSATION PAID TO OUR NAMED EXECUTIVE OFFICERS	16
EXECUTIVE OFFICERS	17
EXECUTIVE COMPENSATION	18
PAY FOR PERFORMANCE	25
DIRECTOR COMPENSATION	28
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	31
PROPOSAL 3: TO RATIFY THE APPOINTMENT OF ACCUITY LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2026	32
REPORT OF THE AUDIT COMMITTEE	34
REVIEW, APPROVAL OR RATIFICATION OF TRANSACTIONS WITH RELATED PERSONS	35
HOUSEHOLDING OF PROXY MATERIALS	35
ADDITIONAL INFORMATION	36
OTHER MATTERS	36
CURRENT PROXY CARDS	37

PROXY STATEMENT

FOR

2026 VIRTUAL ANNUAL MEETING OF STOCKHOLDERS

OF

MAUI LAND & PINEAPPLE COMPANY, INC.

500 Office Road

Lahaina, Hawaii 96761

(808) 877‑3351

GENERAL INFORMATION REGARDING THE ANNUAL MEETING

This proxy, or the Proxy Statement, is solicited on behalf of the Board of Directors, or the Board, of Maui Land & Pineapple Company, Inc., a Delaware corporation, in connection with the solicitation of proxies for use at the 2026 Virtual Annual Meeting of Stockholders, or the Annual Meeting, to be held virtually on Wednesday, May 27, 2026, at 8:30 a.m., Hawaii Standard Time, via conference call. The conference call number and passcode will be provided on the proxy card and electronic communications sent to stockholders, however, we recommend stockholders please pre-register at https://www.mauiland.com/investors at least two hours before the start of the Annual Meeting. To pre-register for the Annual Meeting, you will need the control number found on the upper right-hand corner of the proxy card included in the proxy materials. Proxies are solicited to give all stockholders of record an opportunity to vote on matters properly presented at the Annual Meeting.

As used in this Proxy Statement, the terms the “Company,” “we,” “our” and “us” refer to Maui Land & Pineapple Company, Inc.

Notice of Internet Availability of Proxy Materials

Pursuant to the Securities and Exchange Commission, or the SEC, “notice and access” rules, which allow companies to furnish their proxy materials over the Internet, we intend to mail to our stockholders a Notice of Internet Availability of Proxy Materials, or the Notice, instead of a paper copy of the Proxy Materials on or about April 14, 2026. We sometimes refer to this Proxy Statement, our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, or the 2025 Annual Report, and the proxy card, together as the “Proxy Materials.”

We will also provide access to the Proxy Materials over the Internet on or about April 14, 2026, on which date you may read, print and download the Proxy Materials at http://www.edocumentview.com/MLP.

Because we are furnishing the Notice, you will not receive printed Proxy Materials unless you request them. The Notice instructs you on how to electronically access and review all the important information contained in the Proxy Materials. It also instructs you on how you may submit your proxy over the Internet, by toll-free number, or virtually at the Annual Meeting. Upon receiving the Notice, you may request a paper copy of the Proxy Materials by mail or electronically by e-mail.

Voting Eligibility and Procedures

Holders of record of shares of our common stock, par value $0.0001, or our common stock, at the close of business on April 2, 2026, or the Record Date, will be entitled to notice of, and to vote at, the Annual Meeting. The securities entitled to vote at the Annual Meeting consist of shares of our common stock, with each share entitled to one vote on each matter properly brought before the Annual Meeting. Stockholders will not be entitled to cumulate their votes in the election of directors.

Holders of Record - If, on the Record Date, your shares of common stock were registered directly in your name with our transfer agent, Computershare Limited, then you are a “holder of record.” As a holder of record, you may vote at the Annual Meeting, or you may vote by proxy. Whether or not you plan to attend the Annual Meeting, we urge you to vote your shares using one of the voting methods described in this Proxy Statement and the Notice. If you are a holder of record and you indicate that you wish to vote as recommended by the Board, or if you submit a vote by proxy without giving specific voting instructions, then the proxyholders will vote your shares as recommended by the Board on all matters described in this Proxy Statement. Race A. Randle and Wade K. Kodama, members of our management, are the designated proxyholders.

Beneficial Owners - If, on the Record Date, your shares were held in an account at a bank, broker, dealer, or other nominee, or a Nominee, then you are the “beneficial owner” of shares held in “street name” and this Proxy Statement is being made available to you by that Nominee. The Nominee holding your account is considered the holder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your Nominee on how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, if you are not the holder of record, you may not vote your shares at the Annual Meeting unless you request and obtain a valid “legal proxy” or obtain a control number from your Nominee. Please contact your Nominee directly for additional information.

A list of the stockholders entitled to vote at the Annual Meeting will be available for inspection during ordinary business hours at our principal executive office at 500 Office Road, Lahaina, Hawaii 96761 for the ten days prior to the Annual Meeting.

Shares Outstanding and Quorum

As of the Record Date, 19,868,771 shares of our common stock were issued and outstanding. The presence at the Annual Meeting, virtually or by proxy, of the holders of a majority of the shares of our common stock issued and outstanding as of the Record Date and entitled to vote at the meeting will constitute a quorum. The inspector of election for the Annual Meeting will determine the number of shares of common stock represented at the Annual Meeting, the existence of a quorum and the validity and effect of proxies, and will count and tabulate ballots and votes and determine the results thereof.

Proxies

Shares of our common stock represented by properly executed proxies received by us at or prior to the Annual Meeting and not subsequently revoked will be voted as directed in those proxies. If no voting instructions are provided, your shares will be voted “FOR ALL” of the director nominees and “FOR” Proposals 2 and 3.

Proposals

At the Annual Meeting, stockholders will act upon the following proposals:

NO.	PROPOSAL	BOARD VOTING RECOMMENDATION
1.	The election of seven directors to serve for a one‑year term to expire at the 2027 Annual Meeting of Stockholders or until their successors are elected and qualified.	“FOR ALL” DIRECTOR NOMINEES
2.	The approval, on a non‑binding advisory basis, of the compensation paid to our named executive officers.	“FOR”
3.	The ratification of the appointment of Accuity LLP as our independent registered public accounting firm for fiscal year 2026.	“FOR”

We may also consider and vote upon the transaction of such other business as may be properly brought before the Annual Meeting or any postponement or adjournment thereof. As of the date of this Proxy Statement, we are not aware of any business to be presented for consideration at the Annual Meeting other than the matters described in this Proxy Statement. We did not receive any stockholder proposals or nominations on a timely basis, accordingly, no such matters may be brought to a vote at the Annual Meeting.

Abstentions and Broker Non‑Votes

Abstentions

An abstention occurs when a shareholder affirmatively chooses not to vote on a proposal by selecting “abstain” or “withhold authority” when voting by proxy card, telephone, or Internet. Shares represented by properly executed proxies marked “abstain” or “withhold authority” will be treated as abstentions with respect to that proposal.

For purposes of determining whether a quorum is present at the Annual Meeting, abstentions will be counted as shares present and entitled to vote. The effect of an abstention on the outcome of a vote depends on the voting standard applicable to that proposal:

●	Plurality – For any proposal requiring the approval by a plurality of the votes cast, an abstention will not be counted as a vote cast and will have no effect on the outcome of the proposal.

●

Majority of Shares Present and Entitled to Vote – For any proposal requiring approval by a majority of the shares present and entitled to vote on the subject matter, an abstention will have the same effect as a vote against such proposal

Broker Non‑Votes

If you are the beneficial owner of shares held in “street name” by a Nominee, then your Nominee, as the record owner of the shares, must vote those shares in accordance with your instructions. Under the rules of the New York Stock Exchange, or NYSE, a Nominee may only vote shares without instruction from the beneficial owner on “routine” matters. If a proposal is a “non-routine” matter and a beneficial owner does not provide voting instructions, the Nominee lacks discretionary authority to vote those shares, resulting in a “broker non-vote.

For purposes of determining whether a quorum is present at the Annual Meeting, broker non-votes will be counted as shares present and entitled to vote at the meeting. The effect of a broker non-vote on the outcome of a vote depends on the voting standard applicable to that proposal:

●	Plurality - For any proposal requiring the approval by a plurality of the votes cast, a broker non-vote will not be counted as a vote cast and will have no effect on the outcome of the proposal.

●

Majority of Shares Present and Entitled to Vote – For any proposal requiring approval by a majority of the shares present and entitled to vote on the subject matter, a broker non-vote will not be counted as a vote cast and will have no effect on the outcome of the proposal.

Voting Requirements to Approve each Proposal

The voting requirements to approve each of the proposals to be voted upon at the Annual Meeting, as well as the effects of withheld votes, votes against, abstentions and broker non-votes on each of the proposals, are as follows:

PROPOSAL	VOTING REQUIREMENT	EFFECT OF “WITHHOLD” VOTES, VOTES “AGAINST” AND ABSTENTIONS	EFFECT OF BROKER NON-VOTES
Proposal 1: To elect seven directors to serve for a one-year term to expire at the 2027 Annual Meeting of Stockholders or until their successors are elected and qualified.

Requires a plurality of the voting power of the shares present, in person or represented by proxy, at the Annual Meeting and entitled to vote on the election of directors (assuming that a quorum is present). This means that the seven nominees receiving the highest number of votes at the Annual Meeting will be elected.

		A “WITHHOLD” vote with respect to a director nominee will not count as a vote cast for that or any other nominee, and thus will have no effect on the outcome of the vote on this proposal.	Broker non-votes will not count as votes cast on this proposal, and will have no effect on the outcome of the vote on this proposal.
Proposal 2: To approve, on a non-binding advisory basis, the compensation paid to our named executive officers.

Requires the affirmative vote of a majority of the voting power of the shares present, in person or represented by proxy, at the Annual Meeting and entitled to vote on the subject matter (assuming that a quorum is present).

		An “ABSTAIN” vote will be included in the total number of shares present and entitled to vote on this proposal, and will have the same effect as a vote “AGAINST” this proposal.	Broker non-votes will not count as votes entitled to vote on this proposal, and will have no effect on the outcome of the vote on this proposal.
Proposal 3: To ratify the appointment of Accuity LLP as our independent registered public accounting firm for fiscal year 2026.

Requires the affirmative vote of a majority of the voting power of the shares present, in person or represented by proxy, at the Annual Meeting and entitled to vote on the subject matter (assuming that a quorum is present).

		An “ABSTAIN” vote will be included in the total number of shares present and entitled to vote on this proposal, and will have the same effect as a vote “AGAINST” this proposal.	Because a bank, broker, dealer or other nominee may generally vote without instructions on this proposal, we do not expect any broker non-votes in connection with this proposal.

Revocation of Proxy

If you are a stockholder of record, you may revoke your proxy at any time before it is voted by:

●	Delivering a signed proxy card bearing a later date;
●	Submitting another proxy by Internet or telephone (your latest Internet or telephone instructions will be followed);
●	Delivering a written notice of revocation to our chief financial officer at or prior to the Annual Meeting; or
●	Voting at the Annual Meeting.

Attendance at the Annual Meeting will not by itself revoke your proxy. Any written notice of revocation should be sent to our chief financial officer at 500 Office Road, Lahaina, Hawaii 96761, and must be received before the voting polls are closed.

If your shares are held in the name of a Nominee, you may change your vote by submitting new voting instructions to your Nominee in accordance with the Nominee’s procedures. Please note that if your shares are held of record by a Nominee and you decide to attend and vote at the Annual Meeting, your vote at the Annual Meeting will not be effective unless you present a legal proxy, issued in your name from your Nominee in advance of the Annual Meeting.

Solicitation of Proxies

We will bear the entire cost of solicitation of proxies, including preparation, assembly and mailing (when requested) of this Proxy Statement, the other Proxy Materials, and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding shares of common stock in their names that are beneficially owned by others to forward to those beneficial owners. We may reimburse persons representing beneficial owners for their costs of forwarding the solicitation materials to the beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, facsimile, electronic mail or personal solicitation by our directors, officers or employees. No additional compensation will be paid to directors, officers or employees for such services.

Result Announcement

The preliminary voting results will be announced at the Annual Meeting. The final voting results will be published in a Current Report on Form 8-K filed with the SEC within four business days following the Annual Meeting.

Stockholder Proposals and Nominations

Under Rule 14a‑8(e) promulgated under the Securities Exchange Act of 1934, as amended, or the Exchange Act, in order for business to be properly brought by a stockholder before an annual meeting, our Secretary must receive, at our principal executive office, written notice of the matter not less than 120 calendar days prior to the first anniversary of the date our proxy statement was released to stockholders in connection with the preceding year’s annual meeting. Thus, proposals of stockholders intended to be presented pursuant to Rule 14a‑8(e) under the Exchange Act must be received at our principal executive office at 500 Office Road, Lahaina, Hawaii 96761 on or before December 15, 2026, in order to be considered for inclusion in our proxy statement and proxy card for the 2027 annual meeting of stockholders, or the 2027 Annual Meeting.

Our Bylaws contain additional requirements that must be satisfied for any proposal of stockholders made other than under Rule 14a‑8. Compliance with these requirements will entitle the proposing stockholder only to present such proposals or director nominees before the meeting, not to have the proposals or director nominees be included in our proxy statement or proxy card. Such proposals or nominations may not be brought before an annual meeting by a stockholder unless the stockholder has given timely written notice in proper form of such proposal or nomination to our Secretary. Such proposals or nominations may be made only by persons who are stockholders of record on the date on which such notice is given and on the record date for determination of stockholders entitled to vote at that meeting. Stockholder notices of any proposals or nominations intended to be considered at the 2027 Annual Meeting will be timely under our Bylaws only if received by the Secretary at our principal executive office no earlier than January 27, 2027, and no later than February 26, 2027. However, if the 2027 Annual Meeting is called for a date that is not within 30 days before or 60 days after May 27, 2027, any such notice will be timely only if it is received by the Secretary not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of (i) the 90th day prior to such annual meeting, or (ii) the tenth day following the date of the public disclosure of the date of our 2027 Annual Meeting, pursuant to the conditions described in our Bylaws.

To be in proper written form, a stockholder’s notice concerning a proposal to be presented at an annual meeting must comply with the terms of our Bylaws and set forth as to each matter the stockholder proposes to bring before the annual meeting:

●	a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting;

●	the name and address, as they appear on the our books, of the stockholder proposing such business and any Stockholder Associated Person, as defined in our Bylaws;

●

the class and number of shares of our stock that are held of record or are beneficially owned by the stockholder or any Stockholder Associated Person and any derivative positions held or beneficially held by the stockholder or any Stockholder Associated Person;

●

whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of such stockholder or any Stockholder Associated Person with respect to any securities of the Company, and a description of any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares), the effect or intent of which is to mitigate loss to, or to manage the risk or benefit from share price changes for, or to increase or decrease the voting power of, such stockholder or any Stockholder Associated Person with respect to any securities of the Company;

●	any material interest of the stockholder or a Stockholder Associated Person in such business; and

●

a statement whether either such stockholder or any Stockholder Associated Person will deliver a proxy statement and form of proxy to holders of at least the percentage of the voting power of the Company’s voting shares required under applicable law to carry the proposal.

To be in proper written form, a notice concerning a nomination for election to the Board must comply with the terms of our Bylaws and set forth as to each person whom the stockholder proposes to nominate for election as a director:

●	the name, age, business address and residence address of the nominee;

●	the principal occupation or employment of the nominee;

●	the class and number of shares of our stock that are held of record or are beneficially owned by the person and any derivative positions held or beneficially held by the nominee;

●

whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of the nominee with respect to any securities of the Company, and a description of any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares), the effect or intent of which is to mitigate loss to, or to manage the risk or benefit of share price changes for, or to increase or decrease the voting power of the nominee;

●

a description of all arrangements or understandings between or among any of the stockholder, each nominee and/or any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the stockholder or relating to the nominee’s potential service on the board of directors;

●

a written statement executed by the nominee acknowledging that as a director of the Company, the nominee will owe a fiduciary duty under Delaware law with respect to the Company and its stockholders; and

●

any other information relating to the nominee that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder.

A notice concerning a nomination for election to the Board must set forth, as to the stockholder giving the notice:

●	the name and address, as they appear on our books, of the stockholder proposing a director nomination and any Stockholder Associated Person of such stockholder;

●

the class and number of shares of our stock that held of record or are beneficially owned by the stockholder or any Stockholder Associated Person and any derivative positions held or beneficially held by the stockholder or any Stockholder Associated Person;

●

whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of such stockholder or any Stockholder Associated Person with respect to any securities of the Company, and a description of any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares), the effect or intent of which is to mitigate loss to, or to manage the risk or benefit from share price changes for, or to increase or decrease the voting power of, such stockholder or any Stockholder Associated Person with respect to any securities of the Company;

●	any material interest of the stockholder or a Stockholder Associated Person in such business; and

●

a statement whether either such stockholder or Stockholder Associated Person will deliver a proxy statement and form of proxy to holders of at least the percentage of the Company’s voting shares reasonably believed by such stockholder or Stockholder Associated Person to be necessary to elect such person.

Upon the Board’s request, any person nominated by a stockholder for election as a director must provide the Secretary: (i) the information required in the stockholder’s notice of nomination as of a subsequent date from which the notice of nomination was given, and (2) such other information as may reasonably be required by the Company to determine the eligibility of such proposed nominee to serve as an independent director or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee.

In addition to satisfying the foregoing requirements of our Bylaws, to comply with the universal proxy rules under the Exchange Act, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 28, 2027.

Any notice concerning proposals or nominations for consideration at an annual meeting should be addressed to our Secretary at our principal executive office located at 500 Office Road, Lahaina, Hawaii 96761. The full text of the provisions of the Bylaws referred to above, which also set forth requirements and limitations as to stockholder proposals or nominations to be considered at any special meeting, may be obtained by contacting our chief financial officer at the foregoing mailing address, by telephone at 808‑665‑5452, or e‑mail at wade@mauiland.com.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Proxy Statement contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements may relate to our future financial performance, business operations, executive compensation decisions, or other future events. You can identify forward-looking statements by the use of words such as “anticipate,” “believe,” “continue,” “could,” “expect,” “intend,” “may,” “will,” or the negative of such terms, or other comparable terminology. Forward-looking statements include the assumptions underlying or relating to such statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, results of operations and financial condition.

The outcomes of the events described in these forward-looking statements are subject to risks, uncertainties and other factors described in the section entitled “Risk Factors,” and elsewhere, in our 2025 Annual Report. We cannot assure you that the events and circumstances reflected in the forward-looking statements will be achieved or occur, and actual results could differ materially from those expressed or implied in the forward-looking statements.

The forward-looking statements made in this Proxy Statement relate only to events as of the date of this Proxy Statement. We undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made.

MATTERS TO BE VOTED UPON

PROPOSAL 1: TO ELECT SEVEN DIRECTORS TO SERVE FOR A ONE-YEAR TERM TO EXPIRE AT THE 2027 ANNUAL MEETING OF STOCKHOLDERS OR UNTIL THEIR SUCCESSORS ARE ELECTED AND QUALIFIED

General Information

Our Board currently consists of seven members who were elected for a one‑year term or until their successors are elected and qualified. Based upon the recommendation of our Nominating and Governance Committee, the Board has nominated the following individuals for election to the Board for a one-year term to expire at the 2027 Annual Meeting: Mses. Glyn Aeppel and A. Catherine Ngo, and Messrs. Steve Case, Ken Ota, John Sabin, R. Scot Sellers, and Anthony P. Takitani. All the nominees currently serve on the Board.

In the event that any person nominated as a director becomes unavailable or declines to serve as a director at the time of the Annual Meeting, the proxy holders will vote the proxies in their discretion for any nominee who is designated by the current Board to fill the vacancy. We do not expect that any of the nominees will be unavailable to serve.

It is the Company’s policy to encourage directors and director nominees to attend the Annual Meeting. We expect that all of our director nominees will attend the Annual Meeting.

Recommended Vote

The election of each of our director nominees requires a plurality of the voting power of the shares present, in person or represented by proxy, at the Annual Meeting and entitled to vote on the election of directors. This means that the seven nominees receiving the highest number of votes at the Annual Meeting will be elected, even if those votes do not constitute a majority of the votes cast. Stockholders may vote “FOR,” or “WITHHOLD” with respect to this Proposal 1. A “WITHHOLD” vote with respect to a director nominee will not count as a vote cast for that or any other nominee, and thus will have no effect on the outcome of the vote on this proposal.

This proposal is considered a non-routine matter under applicable stock exchange rules. A bank, broker, dealer or other nominee may not vote without instructions on this matter, so there may be broker non-votes in connection with this proposal. Broker non-votes will not count as votes cast on this proposal, and thus will have no effect on the outcome of the vote.

OUR BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR ALL” OF THE DIRECTOR NOMINEES.

INFORMATION REGARDING DIRECTOR NOMINEES

The following information sets forth the names, ages and positions of our director nominees.

Name	Age	Position
Glyn Aeppel (1)(3)	67	Director
Steve Case (2)	67	Director
A. Catherine Ngo (1)	65	Director
Ken Ota (1)(3)	56	Director
John Sabin (2)(3)	71	Director
R. Scot Sellers (2)	69	Chairperson of the Board
Anthony P. Takitani (1)(3)(4)	71	Director

(1)	Member of our Audit Committee
(2)	Member of our Compensation Committee
(3)	Member of our Nominating and Corporate Governance Committee
(4)	Effective March 3, 2026, resigned from our Audit Committee

Directors

Our Board is currently comprised of seven members, all of whom were previously elected to serve for a one-year term until our Annual Meeting, or until their successors are elected and qualified. The following biographical information discloses the age, business experience and other directorships held during the past five years for our director nominees. It also includes the experiences, qualifications, attributes and skills that led to the conclusion that the individual should serve as our director.

Glyn Aeppel (67)

Ms. Aeppel has served as a director on the Board since July 2022. Ms. Aeppel is president and chief executive officer of Glencove Capital, a lifestyle hospitality investment and advisory company that she founded in 2010. From October 2008 to May 2010, Ms. Aeppel served as chief investment officer of Andre Balazs Properties, an owner, developer and operator of lifestyle luxury hotels. From April 2006 to October 2008, she served as executive vice president of acquisitions and development for Loews Hotels and was a member of its executive committee. From April 2004 to April 2006, she was a principal of Aeppel and Associates, a hospitality advisory development company, during which time she assisted Fairmont Hotels and Resorts in expanding in the United States and Europe. Prior to April 2004, Ms. Aeppel held executive positions with Le Meridien Hotels, Interstate Hotels & Resorts, Inc., FFC Hospitality, LLC, Holiday Inn Worldwide and Marriott Corporation. Ms. Aeppel currently serves on the board of directors of Simon Property Group (NYSE:SPG), where she is chair of the Governance and Nominating Committee, and AvalonBay Communities, Inc. (NYSE:AVB), where she is a member of the Nominating, Governance and Corporate Responsibility Committee and the Investment and Finance Committee. She also serves on the board of Concord Hospitality Enterprises, Exclusive Resorts LLC, and Gilbane Inc., all privately held companies. Ms. Aeppel previously served on the boards of Key Hospitality Acquisition Corporation, Loews Hotels Corporation and Sunrise Senior Living, Inc. Aeppel holds a Master of Business Administration from Harvard Business School, and a Bachelor of Arts Honors in Economics and Government from Principia College.

Ms. Aeppel’s extensive real estate, leadership and board experience makes her very well qualified for her role on our Board.

Steve Case (67)

Mr. Case has served as a director on the Board since December 2008. Mr. Case has also served as chairman and chief executive officer of Revolution LLC, an investment firm, since April 2005; as a partner of Revolution Growth, a growth stage investment firm, since August 2011; as a partner of Revolution Ventures, an early stage technology investment firm, since July 2013; as a partner of Revolution’s Rise of the Rest Seed Fund, an early-stage investment firm, since November 2017; as a partner of Revolution’s Rise of the Rest Real Estate, a real-estate investment initiative, since December 2019; and as chairman of Exclusive Resorts LLC, a membership-based luxury real estate company, since November 2004. Mr. Case also served as chairman of the board of America Online, Inc., an internet company, from 1995 to January 2001, including during its initial public offering, and served as its chief executive officer from 1995 to January 2001. Mr. Case subsequently served as chairman of the board of AOL Time Warner, Inc., a then-public media and entertainment company, from January 2001 to May 2003, and continued on the board of Time Warner, Inc. through October 2005. Mr. Case’s board experience also includes service as a director of Zipcar, Inc., a private car-sharing company that became public during his tenure (December 2010-March 2013); Sweetgreen, Inc. (NYSE: SG), a private fast-casual restaurant company serving healthy foods that became public during his tenure (December 2013-June 2022); BigCommerce Holdings, Inc. (Nasdaq: CMRC), a then-private ecommerce platform (July 2013-October 2015); Bloom Energy Corporation (BYSE: BE), a then-private company focused on generating sustainable energy (July 2014-March 2016); and other privately-held companies. Mr. Case holds a Bachelor of Arts in Political Science from Williams College.

Mr. Case is an experienced business leader, whose experience leading other public companies further augments his range of knowledge, providing experience on which he can draw while serving on our Board. In addition, Mr. Case also brings the perspective of our largest stockholder to the Board.

John Sabin (71)

Mr. Sabin has served as a director on the Board since July 2022. Mr. Sabin is chief financial officer at Revolution LLC, a private investment firm and President of Revolution Places. Prior to joining Revolution, he was the executive vice president, chief financial officer, and general counsel for Phoenix Health Systems, a healthcare information technology outsourcing and consulting company, where he was responsible for the company’s finance, accounting, contracting and legal functions. Mr. Sabin previously served in senior finance positions with Marriott, Manor Care, Choice Hotels, as well as smaller firms including a venture capital firm and a biotech company. He was the chief financial officer for two public hospitality companies and previously served as an independent director of Hersha Hospitality Trust and Condor Hospitality Trust, both publicly traded real estate investment trusts in the hospitality sector. Mr. Sabin received a Bachelor of Science in Accounting and a Bachelor of Science in University Studies from Brigham Young University (“BYU”) and holds a Juris Doctorate from J. Reuben Clark Law School at BYU, and a Master of Business Administration and Master of Accountancy from Marriott School of Management at BYU. Mr. Sabin is a licensed attorney and certified public accountant in several United States jurisdictions.

Mr. Sabin’s extensive business experience, certified public accounting experience, legal experience in the hospitality industry and board experience make him very well qualified for his role on our Board.

R. Scot Sellers (69)

Mr. Sellers was appointed to serve as a director on the Board and Chairperson of the Board, effective April 2023. Since May 2018, Mr. Sellers served as an Advisory Director at Milhaus, a developer of innovative apartment communities in multiple cities in the United States. Mr. Sellers also serves on the board of Howard Hughes Corporation, a developer of high-quality master planned communities, including the award-winning Ward Village community in Honolulu, Hawaii, since November 2010. Since July 2010, Mr. Sellers has served on the board of the Irvine Company, an owner/developer and operator of some of the highest quality real estate in Coastal California. Mr. Sellers was the chairman of the board and chief executive officer of Archstone Communities, a public global real estate company with operations in multiple cities across the United States and Europe from January 1997 to February 2013 and served as chief investment officer from February 1993 to January 1997. During his twenty-year tenure, Mr. Sellers and his team grew the company from $250 million in assets to over $22 billion in assets, while providing outstanding returns to stockholders. He received a Master of Business Administration from Stanford University and a Bachelor of Science in Biochemistry from Lewis and Clark College.

Mr. Sellers’ extensive real estate, leadership and board experience make him very well qualified for his role on our Board.

Anthony P. Takitani (71)

Mr. Takitani has served as a director on the Board since April 2015. Mr. Takitani is an attorney and partner of the law firm Takitani Agaran Jorgensen and Wildman LLP, a firm specializing in real estate, commercial and personal injury law in Maui, Hawaii. Mr. Takitani has also served two terms as a legislator in the State of Hawaii House of Representatives from 1978 to 1982. From 1994 to present, he continues to serve on the board of Maui Health Systems, a not-for-profit organization dedicated to providing affordable healthcare services. Mr. Takitani is very involved in the Maui community, having served on numerous non-profit boards for organizations such as the Maui Arts & Cultural Center. Mr. Takitani received a Juris Doctor from Southwestern University School of Law in Los Angeles and a Bachelor of Arts in Political Science from University of Hawaii at Manoa.

Mr. Takitani’s extensive legal background, experience as a legislator and involvement in the Maui community make him a valuable asset on our Board.

A. Catherine Ngo (65)

Ms. Ngo was appointed to serve as a Director on the Board effective January 1, 2024. She is an expert in finance, technology, and law, with decades of experience in the public, private and nonprofit sectors. She currently serves as Chairman Emeritus of Central Pacific Bank, having previously served as President and Chief Executive Officer, and Chairman of the company from 2015 to 2024, and having served as Executive Vice President and Chief Administrative Officer from 2010 to 2015. She continues to serve as the Chair and President of the Central Pacific Bank Foundation. Prior to CPB, Ms. Ngo was a founding general partner of Startup Capital Ventures, an early-stage venture capital firm established in 2005. A graduate of the University of Virginia School of Law, Ms. Ngo started her career in private law practice for seven years, then joined Silicon Valley Bank (SVB) as executive vice president and general counsel until 2005, where she also oversaw the operations and risk divisions of the company. During her tenure there, she also served as Chief Operating Officer of Alliant Partners, SVB’s investment banking subsidiary. Ms. Ngo also is a board member and Chair of the Compensation Committee of Hawaii Gas, the only gas utility in the State of Hawaii. She is actively involved in several other prominent community boards and committees including Queen’s Health Systems where she serves as Chair of the Finance Committee and Hawaiʻi Community Foundation where she serves as Chair of the External Engagement Committee. She recently completed her term as Chairman of the Federal Reserve Board Community Depository Institutions Advisory Council (FRB CDIAC) for the 12th District, and as a member of the National FRB CDIAC in Washington, D.C.

Ms. Ngo’s extensive, leadership, financial, legal and board experience make her very well qualified for his role on our Board.

Ken Ota (56)

Mr. Ota was appointed to serve as a Director on the Board effective January 1, 2024. He has more than three decades of experience in the construction industry and has become a local expert in water-related infrastructure. Mr. Ota founded and led Pacific Pipe Company as president and chief executive officer. In 2021, Pacific Pipe Company was acquired by Core and Main, Inc. (NYSE: CNM), one of the world’s leading distributors of water, wastewater, storm drainage and fire protection products, where Mr. Ota continues to serve as Hawai‘i Area Director. Mr. Ota is an active member of the Maui community and served on the State of Hawaiʻi Licensing Board of Engineers, Architects, Surveyors, and Landscape Architects until June 2024 and currently serves on the board of the Alexander & Baldwin Sugar Museum. He is also a board member of the private equity and real estate company, Tradewind Capital. Mr. Ota graduated from the University of Hawai‘i at Manoa with a bachelor’s degree in Business Finance.

Mr. Ota’s extensive business, construction and water systems expertise and involvement in the Maui community make him a valuable asset on our Board.

INFORMATION REGARDING THE BOARD AND CORPORATE GOVERNANCE

Independence

Our Nominating and Governance Committee annually reviews the independence of the existing Board and director nominees. Based on the director independence requirements set forth in our Corporate Governance Guidelines, as well as applicable SEC and NYSE rules, our Board has determined that each of our directors is independent. In reaching these determinations, the Board reviewed director questionnaires, considered all relationships between each director and the Company, and evaluated each director’s source of compensation from the Company and any affiliations with the Company. With respect to Mr. Case, the Board considered his significant stock ownership and concluded that his ownership does not impair his ability to exercise independent judgment and that ownership of a significant amount of stock aligns his interests with those of our stockholders and long term value creation.

Communications with the Board

All stockholders and interested parties wishing to submit written communications to our Board should address their communications to: Board of Directors of Maui Land & Pineapple Company, Inc., or to the specified individual director, c/o Chief Financial Officer, 500 Office Road, Lahaina, Hawaii 96761. All such correspondence will be forwarded to the specified director or in the absence of such specification, to our lead independent director or chairperson.

Code of Ethics

We have adopted a Code of Business Conduct and Ethics, which applies to all of our directors, officers and employees. We also utilize an ethics reporting email and voice system which is monitored by the Audit Committee. Our Code of Business Conduct and Ethics is available under the Investors Relations section on our website at www.mauiland.com. We will promptly disclose on our website the nature of any amendment to, or waiver or implicit waiver from, our Code of Business Conduct and Ethics that applies to any principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions.

Board Leadership Structure and Risk Oversight

Our Board does not have a formal policy requiring the separation or combination of the roles of chief executive officer and chairperson of the Board, or requiring that the chairperson be a non‑employee director. Our Board believes it should have the flexibility to adopt the leadership structure that best serves the Company and its stockholders based on the Company’s needs at any given time. In determining the appropriate structure, the Board considers, among other factors, the Company’s strategy, director independence, succession planning, and market practices. The Nominating and Corporate Governance Committee reviews the Board’s leadership structure at least annually and recommends any changes to the full Board.

Since April 2023, Race A. Randle has served as our chief executive officer and R. Scot Sellers has served as chairperson of the Board. Since their appointments, the roles of chief executive officer and chairperson were separated, and the Board currently anticipates that these roles will remain separate. The Board believes this structure is appropriate and effective for the Company at this time because it enhances the Board’s ability to exercise independent oversight of management. Mr. Sellers serves as a non-employee, independent chairperson and in that capacity, facilitates information flow to the Board, and serves as a liaison between the independent directors and management. Mr. Sellers has extensive experience as a chief executive officer and leader in the real estate industry. The Board believes that the separation of duties between the chairperson and chief executive officer facilitates effective oversight and risk mitigation efforts by the Board, with Mr. Randle focusing on day-to-day operations and Mr. Sellers leading the Board in its oversight of the Company strategy, performance, and risk management.

Previously, when the chairperson was an employee of the Company, the Board appointed a “lead independent director” to help ensure effective independent oversight. The Company does not currently have a lead independent director. The Board believes that a separate, non-employee, independent chairperson, together with the Company’s overall governance practices, provides strong and effective oversight and aligns the interests of management and our stockholders. If at any time the chairperson is an employee of the Company or is not independent under NYSE standards, the Board will consider appointing a lead independent director.

Family Relationships

There are no family relationships among any of our directors, director nominees or executive officers.

Involvement in Certain Legal Proceedings

There are no legal proceedings related to any of our directors, director nominees, or executive officers which are required to be disclosed pursuant to applicable SEC rules. To the best of our knowledge, during the past ten years, none of the following occurred with respect to a present or former director, executive officer, or employee: (1) any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (2) any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); (3) being subject to any order, judgment or decree, not subsequently reversed, suspended vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his or her involvement in any type of business, securities or banking activities; and (4) being found by a court of competent jurisdiction (in a civil action), the SEC or the Commodities Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

INFORMATION REGARDING COMMITTEES OF THE BOARD

Our Board has established three standing committees: our Audit Committee, our Compensation Committee, and our Nominating and Governance Committee. Our Board has approved a written charter for each of these committees, and each charter, as well as our Corporate Governance Guidelines, are posted on our website at www.mauiland.com/investors.

The table below lists each director’s and director nominee's committee memberships and the chairperson of each Board committee.

Name	Audit	Compensation	Nominating and Corporate Governance
Glyn Aeppel	X		X
Steve Case		X
A. Catherine Ngo	X(1)
Ken Ota	X		X
John Sabin		X(1)	X
R. Scot Sellers		X
Anthony P. Takitani	X(2)		X(1)

(1)	Chairperson
(2)	Mr. Takitani resigned from our Audit Committee effective March 3, 2026.

Board and Committee Meetings

During the fiscal year ended December 31, 2025, or fiscal year 2025, the Board held 5 meetings; our Audit Committee held 6 meetings; our Compensation Committee held 2 meetings; and our Nominating and Governance Committee held 1 meeting. Our Board and each committee conduct annual self‑evaluations of their effectiveness. In fiscal year 2025, all directors attended 75% or more of the aggregate meetings of the Board and committees on which they serve. Board members are encouraged, but not required, to attend our annual meetings. All directors attended the 2025 annual meeting of stockholders.

Audit Committee

The members of our Audit Committee during fiscal year 2025 were Mses. Ngo (Chairperson) and Aeppel, and Messrs. Ota and Takitani. Following the election of directors at the Annual Meeting, the foregoing individuals, other than Mr. Takitani, will continue to serve in their respective roles as members of our Audit Committee. Mr. Takitani resigned from the committee effective March 3, 2026. His resignation was not due to any disagreements or actions by the committee. Our Board has determined that all of our Audit Committee members, current and anticipated, are independent, as defined by the listed company standards of the NYSE and by the rules of the SEC. Our Board has determined that all above mentioned Audit Committee members, current and anticipated, are “audit committee financial experts” as defined in the rules and regulations of the SEC.

Our Audit Committee has primary responsibility for oversight of the Company's enterprise risk management framework, including financial reporting, cybersecurity, data privacy and compliance risks. To fulfill this duty, the Audit Committee works with our independent internal auditors and management to identify and highlight significant enterprise-wide risks, to establish operational plans to control and mitigate risks and to monitor and periodically assess the effectiveness of the risk management function. Our Audit Committee regularly reports to and consults with the full Board regarding its risk oversight activities and consults with the Board on all major decisions.

Our Audit Committee is responsible for, among other things, monitoring the integrity of our consolidated financial statements, our system of internal accounting controls and financial reporting processes, and the overall performance of our internal auditors. Our Audit Committee is also responsible for hiring, determining compensation for, and reviewing the independence and performance of, our independent registered public accounting firm.

Compensation Committee

The members of our Compensation Committee during fiscal year 2025 were Messrs. Sabin (Chairperson), Sellers and Case. Following the election of directors at the Annual Meeting, the foregoing individuals will continue to serve in their respective roles as members of our Compensation Committee. Our Board has determined that each current and anticipated member of our Compensation Committee is independent under the NYSE listed company standards and the applicable rules of the SEC. Although Mr. Case is a significant stockholder of the Company, the Board has determined that his ownership interest does not impair his ability to exercise independent judgment concerning compensation matters. As a significant stockholder, Mr. Case shares a common interest with all stockholders of the Company to ensure that executive and director compensation is fair and reasonable. Mr. Case does not have access to or involvement with management of the Company that is fundamentally different than any other independent director as a result of his stock ownership. The Board will continue to evaluate the composition and independence of the Compensation Committee annually and when the circumstances warrant.

Our Compensation Committee reviews and approves the compensation plans, salary recommendations and other matters relating to compensation of our named executive officers and directors. Compensation recommendations regarding the named executive officers (except for the chief executive officer) and directors are generally provided to our Compensation Committee by our chief executive officer and approved by the Compensation Committee. Mr. Case’s 2023 and 2024 director’s stock compensation and director’s stock options were cancelled in August 2024, and director’s stock compensation shares from January 1, 2025 to May 31, 2025 were not issued to Mr. Case. Mr. Case resumed receiving equity compensation effective June 1, 2025 which was a prorated number of shares for the 2025 director’s stock compensation. Our chief executive officer’s total compensation is recommended by our Compensation Committee and approved by the Board. Our Compensation Committee periodically retains the services of a compensation consultant to evaluate the compensation of our named executive officers and directors.

Our Compensation Committee has the sole authority to retain and terminate outside counsel and other outside experts or consultants, at our expense, as deemed appropriate.

Nominating and Governance Committee

Members of our Nominating and Governance Committee during fiscal year 2025 were Messrs. Takitani (Chairperson), Ota, and Sabin, and Ms. Aeppel. Following the election of directors at the Annual Meeting, the foregoing individuals will continue to serve in their respective roles as members of our Nominating and Governance Committee. Our Board has determined that all of our Nominating and Governance Committee members, current as well as anticipated, are independent, as defined by the listed company standards of the NYSE and by the rules of the SEC.

Our Nominating and Governance Committee identifies, evaluates, and recommends qualified candidates to the Board for nomination and election. Our Nominating and Governance Committee’s policy with respect to director candidates recommended by stockholders is that it will consider any such director candidates on the same basis as candidates identified by the Nominating and Governance Committee. Should a stockholder be interested in recommending a director candidate, the stockholder shall address the names and resumes of prospective directors to the Nominating and Governance Committee of Maui Land & Pineapple Company, Inc., c/o Chief Financial Officer, 500 Office Road, Lahaina, Hawaii 96761.

The criteria that will be applied in evaluating any candidate considered by our Nominating and Governance Committee includes whether or not the candidate:

●	is familiar with the communities of Maui and Hawaii in general;
●	possesses personal and professional integrity, sound judgment and forthrightness;
●	has sufficient time and energy to devote to our affairs;
●	is willing to challenge and stimulate management and is able to work as part of a team in an environment of trust;
●	has an open‑minded approach to, and the resolve to independently analyze, matters presented for consideration;
●	will add specific value by virtue of particular technical expertise, experience or skill relevant to our business; and
●	understands business and financial affairs and the complexities of a business organization.

While a career in business is not essential, a candidate should have a proven record of competence and accomplishment through leadership in industry, non‑profit organizations, the professions or government.

Policy for Consideration of Director Nominees

Our Nominating and Governance Committee has not adopted any formal diversity policy with respect to the nomination of qualified director candidates. However, our Nominating and Governance Committee may consider diversity, broadly defined to include a diversity of opinions, perspectives and backgrounds, such as gender, race and ethnicity differences, as well as other differentiating characteristics, in the context of the requirements of the Board at any specific point in time. In addition, it is the Company’s policy that a majority of its directors are independent and the recommendations for nomination to the Board by the Nomination and Governance Committee will take that policy into account.

Our Nominating and Governance Committee identifies nominees for positions on the Board by requesting names of potential candidates from the other Board members and from our executive officers. The full Board is responsible for final approval of new director candidates, as well as the nomination of existing directors for reelection. With respect to existing directors, prior to making its recommendation to the full Board, our Nominating and Governance Committee, in consultation with the chairperson of the Board, reviews each director’s continuation on the Board as a regular part of the nominating process. In addition to the candidates identified by the Nominating and Governance Committee, candidates for directors proposed by our stockholders will be considered, provided such recommendations are made in accordance with the procedures set forth in our Bylaws. Stockholder nominations that meet the qualification criteria referred to above will receive the same consideration as nominations made by the Nominating and Governance Committee.

Our Nominating and Governance Committee is authorized by its charter to retain a third-party search firm to identify potential nominees to the Board. Our Nominating and Governance Committee reviews resumes of interested candidates and selects those that pass the initial screening for personal interviews and final recommendation to the Board. A third-party search firm was not retained to identify or evaluate potential candidates for election at the 2026 Annual Meeting.

Our Board and each committee conduct annual self-evaluations of their effectiveness, with oversight by our Nominating and Corporate Governance Committee. The evaluations are designed to assess Board and Committee performance, as well as to assess whether the composition, dynamics, operations and structure of the Board and its committees are effective.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our officers, directors, and beneficial owners of more than 10% of the outstanding shares of our common stock, to file reports regarding their initial stock ownership and subsequent changes to their ownership with the SEC and to furnish us with copies of such reports. To our knowledge, based solely upon a review of such reports and amendments thereto received by us during or with respect to the most recent fiscal year and upon written representations regarding all reportable transactions, we believe that all Section 16(a) reports were filed on a timely basis.

PROPOSAL 2: TO APPROVE, ON A NON-BINDING ADVISORY BASIS, THE COMPENSATION PAID TO OUR NAMED EXECUTIVE OFFICERS

We are asking our stockholders to cast a non-binding, advisory vote on the compensation paid to our named executive officers, as disclosed in this Proxy Statement pursuant to SEC compensation disclosure rules. This proposal, commonly known as a “Say-on-Pay” proposal, gives you, as a stockholder, the opportunity to vote on our executive compensation. At our 2025 Annual Meeting of stockholders, a majority of our stockholders voted in favor of holding an advisory vote to approve executive compensation every year. Our Board considered these voting results and decided to adopt a policy providing for an annual advisory stockholder vote to approve our executive compensation. We are therefore holding this year’s advisory vote in accordance with that policy and pursuant to U.S. securities laws and regulations.

Summary

The primary objective of our executive compensation program is to attract and retain executives with the skills necessary to lead us in pursuing our mission, achieving our strategic objectives, and creating long-term value for our stockholders. We recognize there is significant competition for talented executives, especially within the geographic region in which our operations are located, and it can be particularly challenging for companies to recruit and retain executives, and other key employees, with the development and real estate experience necessary to achieve our goals.

In developing our executive compensation program, our Compensation Committee is guided by the following goals and principles:

●

attract, retain, and incentivize executives with the background, experience, and vision necessary to lead us in pursuing our mission, achieving our strategic objectives, and creating long-term value for our stockholders;

●	provide a compensation package that is generally competitive with other companies in our industry that operate in similar geographic locations and are of a similar size; and
●

align the interests of our executives with those of our stockholders by issuing a meaningful portion of total compensation opportunity in the form of equity-based awards linked to the value of our common stock.

For additional information regarding our executive compensation program, please refer to the section of this Proxy Statement entitled “Executive Compensation” and the related compensation tables, notes and narrative discussion.

Proposal

In accordance with Section 14A of the Exchange Act, the Board is asking our stockholders to indicate their support, on a non-binding advisory basis, for the compensation of our named executive officers as described in this Proxy Statement by casting a vote “FOR” the following resolution:

“Resolved, our Stockholders approve, on a non-binding advisory basis, the compensation paid to the Company’s named executive officers, as described in the Proxy Statement for our 2026 Annual Meeting of Stockholders, including the section entitled “Executive Compensation” and the related compensation tables, notes and narrative discussion.”

Effect of Proposal

As an advisory vote, this proposal is not binding upon the Board or our Compensation Committee. However, our Compensation Committee, which is responsible for designing and administering our executive compensation program, values the opinions expressed by stockholders in their vote on this proposal and will consider the outcome of the vote when making future compensation decisions for our named executive officers.

We urge our stockholders to carefully review the “Summary Compensation Table” and related narrative disclosure below, which describes the compensation paid to our named executive officers. Our Board and Compensation Committee believe that the compensation paid to our named executive officers, as described in this Proxy Statement, is effective in achieving our compensation objectives.

Recommended Vote

The approval, on a non-binding advisory basis, of the compensation paid to our named executive officers requires the affirmative vote of a majority of the voting power of the shares present, in person or represented by proxy, at the Annual Meeting and entitled to vote on the subject matter. Stockholders may vote “FOR,” “AGAINST,” or “ABSTAIN” with respect to this Proposal 2. Abstentions will have the same effect as a vote “AGAINST” this proposal.

This proposal is considered a non-routine matter under applicable exchange rules. A bank, broker, dealer or other nominee may not vote without instructions on this matter, so there may be broker non-votes in connection with this proposal. Broker non-votes will not count as votes entitled to vote on this proposal, and thus will have no effect on the outcome of the vote.

OUR BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE APPROVAL, ON A NON-BINDING ADVISORY BASIS, OF THE COMPENSATION PAID TO OUR NAMED EXECUTIVE OFFICERS.

EXECUTIVE OFFICERS

The following information sets forth the names, ages and positions of our executive officers.

Name	Age	Present Position
Race A. Randle	44	Chief Executive Officer (Principal Executive Officer)
Wade K. Kodama	61	Chief Financial Officer, Treasurer (Principal Financial Officer and Principal Accounting Officer)

The following provides certain biographical information with respect to each of our executive officers who is not a director.

Race A. Randle

Mr. Randle has served as our chief executive officer since April 1, 2023. Mr. Randle previously served as an executive vice president of Lendlease, a publicly traded, global real estate company. He has also served on the Hawaii advisory board for The Trust for Public Land since 2017. From December 2012 to March 2021, Mr. Randle served various roles, including senior vice president, for The Howard Hughes Corporation, a publicly traded real estate development and management company, where he played a pivotal role in redeveloping Ward Village in Honolulu, Hawaii. Mr. Randle also served various prior roles in real estate, including the development of master planned residential communities, subdivisions, single-family and multifamily homes throughout Hawaii.

Mr. Randle received a Master of Business Administration and Bachelor of Science in Civil Engineering from California Polytechnic University, San Luis Obispo.

Wade K. Kodama

Mr. Kodama joined the Company as chief financial officer in October 2021. Mr. Kodama previously served as the chief financial officer of Hawaii Unified Industries from July 2019 to September 2021. From 2018 to April 2019, Mr. Kodama was the vice president of Finance at Grace Pacific, LLC, a road building, paving and quarrying company in the State of Hawaii and a subsidiary of Alexander and Baldwin, a publicly traded corporation. From 2016 to 2018, Mr. Kodama served as the project controller for Shimmick/Traylor/Granite, a joint venture responsible for the construction of a $985 million Honolulu Rail Transit contract for the City & County of Honolulu. From 2012 to 2016, he served as vice president of Finance and chief information officer of Weeks Marine, an $800 million dollar a year dredging and marine construction company based out of Cranford, New Jersey. From 2007 to 2012, Mr. Kodama was the chief financial officer and vice president of Finance at Watts Constructors, a $300 million defense and civil contractor and a wholly owned subsidiary of The Weitz Company. Mr. Kodama also serves as a board member of Parents and Children Together, a 401c(3) to serve early education needs and family services for underprivileged youth. Mr. Kodama holds a Bachelor of Business Administration, Accounting from University of Hawaii at Manoa.

EXECUTIVE COMPENSATION

Overview

This section discusses the material components of the executive compensation program offered to our principal executive officer, and our two other most highly compensated executive officers, or, collectively, our Named Executive Officers. This narrative discussion of the compensation objectives, policies and arrangements that apply to our Named Executive Officers is intended to be read in conjunction with the “Summary Compensation Table” and related disclosures set forth below. We are a “smaller reporting company” as defined in applicable SEC rules. In preparing the disclosure in this section, we have opted to comply with the executive compensation disclosure rules applicable to “smaller reporting companies.” This discussion contains forward-looking statements that are based on our current plans, considerations, expectations, and determinations regarding future compensation programs. Actual compensation programs that we adopt following our Annual Meeting may differ materially from the compensation policies and arrangements summarized in this discussion.

Named Executive Officers

Our Named Executive Officers for fiscal year 2025 were:

●	Race A. Randle, our Chief Executive Officer (Principal Executive Officer); and
●	Wade K. Kodama, our Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer).

Compensation Overview

The primary objective of our executive compensation program is to attract, retain, and motivate talented executives who can lead our Company in pursuing our mission, achieving our strategic objectives, and creating long-term value for our stockholders. We recognize there is significant competition for talented executives, especially within the geographic regions in which our operations are located.

Our Compensation Committee assists the Board in developing and reviewing the compensation programs and strategy applicable to our executive officers and directors, and overseeing our overall compensation philosophy. Our Compensation Committee may form and delegate authority to subcommittees, provided that the subcommittees are composed entirely of directors who satisfy the applicable independence requirements. Our Compensation Committee reviews our executive compensation program in light of market compensation amounts paid by companies that compete with us for management talent, taking into account factors such as total enterprise value, total revenue, number of employees, and industry.

Our executive compensation program consists of the following principal elements:

Compensation Element	Purpose
Base Salary	Provides fixed compensation to attract and retain talent
Annual Incentive Awards	Motivates achievement of short-term financial and operational goals
Long-term Incentive Awards	Aligns executive interests with stockholders and promotes retention

The Compensation Committee allocates compensation between cash and equity to balance market competitiveness with long-term alignment. Base salary provides fixed, predictable compensation to attract and retain executives while non-cash equity awards align executives with stockholders and support long-term retention.

Compensation Goals and Principles

In developing our executive compensation program, our Compensation Committee is guided by the following goals and principles:

●

attract, retain, and incentivize executives with the background, experience, and vision necessary to lead us in pursuing our mission, achieving our strategic objectives, and creating long-term value for our stockholders;

●	provide a compensation package that is generally competitive with other companies in our industry that operate in similar geographic locations and are of a similar size; and
●

align the interests of our executives with those of our stockholders by issuing a meaningful portion of total compensation opportunity in the form of equity-based awards linked to the value of our common stock.

Securities Authorized for Issuance under Equity Compensation Plans

The Maui Land & Pineapple Company, Inc. 2017 Equity and Incentive Award Plan, or the 2017 Plan, is the Company’s current equity compensation plan. Participants of the 2017 Plan include named executive officers, non-named executive officer employees and directors of the Company. For named executive officers, there is (i) an annual component with a lump sum award, and (ii) a long-term component where shares are vested over 12 calendar quarters subsequent to the issuance date. The awards for the named executive officers are approved and granted by the Compensation Committee.

The following table sets forth information about the securities authorized for issuance under our equity compensation plans as of December 31, 2025. The 2017 Plan was approved by the stockholders.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted- average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
2017 Equity Incentive Stock Award Plan	1,394,000(1)	$15.09(2)	1,844,371

(1)

Outstanding options shares to be exercised are comprised of (i) 400,000 shares issuable to the Chairperson of the Board in March 2023 with exercise price per share of $9.08, (ii) 208,500 shares issuable to three directors (not including the Chairperson of the Board) and granted in May 2023 with an exercise price per share of $12.11, (iii) 400,000 shares issuable to the Chief Executive Officer and granted in January 2024 with an exercise price per share of $15.75 and (iv) 385,500 shares issuable to six directors and granted in May 2024 with exercise price per share of $22.25.

(2)	Weighted average price per share of outstanding options based on 1,394,000 total unexercised shares.

Summary Compensation Table

The following table sets forth information regarding the compensation awarded to, earned by, and paid to each of our Named Executive Officers for the years ended December 31, 2025, and December 31, 2024:

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards Annual(1) ($)	Stock Awards Long Term(2) ($)	Option Awards ($)	All Other Compensation ($)	Total ($)
Race A. Randle	2025	551,250	-	413,438	413,438	-	180(3)	1,378,306
Chief Executive Officer (Principal Executive Officer)	2024	525,000	-	-(4)	-(5)	2,408,000(6)	180(3)	2,933,180
Wade K. Kodama	2025	246,750	-	123,375	123,375	-	1,188(3)	494,688
Chief Financial Officer (Principal Financial Officer)	2024	235,000	-	73,500	73,500	-	1,188(3)	383,188

(1)

Stock Awards Annual includes the annual incentive compensation payable in our common stock. Amounts reflect the aggregate grant date fair value of our common stock in accordance with FASB ASC Topic 718. For information about the assumptions underlying these computations, please refer to Note 11 to our consolidated financial statements included in our 2025 Annual Report.

(2)

Stock Awards Long Term includes the long-term incentive compensation payable in our common stock vesting quarterly over three years. Amounts reflect the aggregate grant date fair value of our common stock in accordance with FASB ASC Topic 718. For information about the assumptions underlying these computations, please refer to Note 11 to our consolidated financial statements included in our 2025 Annual Report.

(3)	This amount is comprised of the value of life insurance benefits.
(4)

In the fiscal year ended December 31, 2024, or fiscal year 2024, Mr. Randle was granted annual stock awards in the aggregate amount of $274,038. Amounts reflect the aggregate grant date fair value of our common stock in accordance with FASB ASC Topic 718. For information about the assumptions underlying these computations, please refer to Note 11 to our consolidated financial statements included in our 2024 Annual Report. Such stock awards were subsequently cancelled on August 5, 2024, as described in the Information Statement on Schedule 14C filed on September 9, 2024, or the Information Statement.

(5)

In fiscal year 2024, Mr. Randle was granted long term stock awards in the aggregate amount of $274,038. Such stock awards were subsequently cancelled on August 5, 2024 as described in the Information Statement.

(6)

Includes 400,000 shares issued to the Mr. Randle on January 1, 2024 with an exercise price per share of $15.75. These options vest in thirds on January 1, 2025, 2026, and 2027 and have a 10 year expiry.

Narrative to Summary Compensation Table

Our Compensation Committee had previously retained the services of Pay Governance, LLC, an outside compensation consultant, to assist in the evaluation of compensation packages offered to our Named Executive Officers. Pay Governance was instructed to research and report on compensation levels and incentive structures from peer companies in the real estate management and development industries comparable to the Company. Compensation levels and incentive structures in 2025 and 2024 were based on studies in October 2022 and 2021 by Pay Governance, except that 2024 and 2025 pay was adjusted considering the rate of inflation and other costs of living in Hawaii. The Committee intends to engage with a compensation consultant in 2026 to provide comparative peer group compensation for both directors and Named Executive Officers.

Beginning in 2025, the Compensation Committee eliminated the use of options and replaced them with restricted stock. This change provides more predictable value to executives while maintaining alignment with shareholders and reduces the number of underlying shares used to compensate our Named Executed Officers and the related compensation expense.

Incentive-Based Compensation

Incentive based compensation includes annual incentive awards and long-term incentive awards. Our Compensation Committee annually reviews and approves the incentive compensation for non-cash awards payable to our Named Executive Officers and certain members of management. Payouts under the 2024 and 2023 incentive compensation plans were payable in common stock of the Company and were based on achieving predetermined thresholds under performance measurements weighted as follows:

2024 Targets
Performance Achievement	Percent Payout
Adjusted EBITDA	Up to 15% of annual base salaries
Land, development and sales	Up to 40% of annual base salaries
Leasing – commercial real estate	Up to 30% of annual base salaries
Leasing – land	Up to 20% of annual base salaries
Business operations	Up to 20% of annual base salaries
2023 Targets
Achievement	Percent Payout
Adjusted EBITDA	Up to 25% of annual base salaries
Real estate thresholds	Up to 25% of annual base salaries
Leasing thresholds	Up to 25% of annual base salaries
Resort amenity thresholds	Up to 25% of annual base salaries
Business operations thresholds	Up to 25% of annual base salaries

Equity awards granted in 2025 are based on performance achievements from 2024, and equity awards granted in 2024 are based on performance achievements from 2023. For 2025 awards, all 2024 targets achieved the maximum percentages except for adjusted EBITDA which attained 5% achievement of the maximum 15%. For 2024 awards, all 2023 targets achieved the maximum percentages except for adjusted EBITDA which attained 0% achievement of the maximum 25%.

Annual Incentive Awards

Annual incentive awards are designed to motivate and reward the achievement of annual performance objectives based on the level of achievement of performance objectives set by the Board at the beginning of each year. Shares granted for annual incentive compensation are not subject to vesting. Mr. Randle is entitled to receive an annual incentive award of restricted stock having a value between 60% to 90% of his current base salary, with a target award of 75% of his base salary. In March 2025, he was issued 23,293 shares of restricted stock for his 2024 annual incentive compensation. In February 2024, Mr. Randle was issued 14,255 annual incentive shares, all of which were subsequently cancelled as described in the Information Statement.

Mr. Kodama is entitled to receive an annual incentive award of our common stock having a value equal to up to 35% of his base salary. In March 2025, he was issued 6,951 shares of restricted stock for his 2024 annual incentive compensation. In February 2024, 3,824 shares of our common stock were granted to Mr. Kodama for 2023 annual incentive compensation.

Long-Term Incentive Awards

Our long-term incentive program currently consists of time-based restrictive stock that vest over a three-year period. The Compensation Committee determined that time-based awards are appropriate for the Company due to the long-term nature of many of its projects. The Company’s real estate development business operates on long-term cycles where project outcomes may not be measurable within typical annual performance periods, and time-based vesting promotes retention of key executives through multi-year development projects.

Mr. Randle is entitled to receive a long-term incentive award having a value at the time of grant equal to up of 75% of his base salary each year, which is subject to quarterly vesting for a period of three years. In March 2025, Mr. Randle was issued 23,293 shares of restricted stock that vest quarterly over three years. In August 2024, Mr. Randle was issued 14,256 long term incentive shares all of which were subsequently cancelled as described in the Information Statement.

Mr. Kodama is also entitled to receive a long-term incentive award having a value at the time of grant equal to up to 35% of his base salary each year, which is subject to quarterly vesting for a period of three years. In March 2025, Mr. Kodama was issued 6,960 shares of restricted stock that vest quarterly over three years, and in February 2024, he was issued 3,828 shares of restricted stock that vest quarterly over three years.

Messrs. Randle and Kodama have voting and regular dividend rights with respect to the unvested restricted shares but have no right to dispose of them until such time as they are vested. The restricted shares will fully vest if there is a Change-in-Control of the Company, as defined by the 2017 Plan.

Terms of Employment

Both Mr. Randle and Mr. Kodama have written employment agreements. The material terms of employment for the Named Executive Officers, include:

●	Specific responsibilities, duties and professional expectations of the position;
●	Compensation of annual base salary and the Equity Incentive Plan awards of both annual and long-term incentives approved by the Compensation Committee;
●	Executive severance plan (details of the plan are disclosed below);
●	Adherence to the confidentiality obligations; and
●	Adherence to the Code of Business Conduct and Ethics.

Below is a summary of our employment arrangements with each of our Named Executive Officers. For additional information regarding their severance arrangements, refer to the section entitled “Executive Severance Plan.”

Race A. Randle

In March 2023, we entered into an employment agreement with Mr. Randle, or the Randle Employment Agreement, to reflect his compensation arrangement. Mr. Randle’s term of employment began on April 1, 2023 and will continue until otherwise terminated. He is entitled to a current base salary of $551,250 per year, which may be increased or decreased at the discretion of the Board pursuant to an annual review. Per the terms of the Randle Employment Agreement, Mr. Randle is eligible to receive an annual award of restricted stock subject to predetermined performance measurements and thresholds and award amounts agreed to by the Board. The dollar value of Mr. Randle’s annual award of restricted stock is between 60% to 90% of his current base salary, with a target award of 75% of his current base salary. The award fully and irrevocably vests on the grant date and is not subject to repurchase or recoupment by the Company for any reason, including without limitation, termination of employment, but excluding any clawback or recoupment pursuant to the Company’s clawback policy. Mr. Randle is also eligible to receive an annual long term incentive award of restricted stock as determined by the Board. The dollar value of the long term incentive award is 75% of Mr. Randle’s current base salary. Mr. Randle is also entitled to certain employment benefits, including but not limited to medical, dental, long-term disability and group life insurance plans, the cost of Mr. Randle and his immediate family’s membership in the Kapalua Club for the duration of Mr. Randle’s employment, and reimbursement of reasonable expenses incurred through the performance of his duties. In addition, his employment agreement contains provisions providing for severance payments pursuant to the Maui Land & Pineapple Company, Inc. Executive Severance Plan, or Severance Plan. The Randle Employment Agreement includes restrictive covenants, including a nondisclosure and non-compete provision. In the event of a Change of Control (as defined in the 2017 Plan), Mr. Randle is entitled to certain benefits, including but not limited to (i) an amount equal to his current base salary, (ii) an amount equal to two times his annual bonus, (iii) continued health insurance benefits for two years following the effective date of his termination, and (iv) full vesting of any previously awarded, unvested awards. The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the Randle Employment Agreement.

Wade K. Kodama

On September 22, 2021, we entered into an offer letter with Mr. Kodama, or the Kodama Employment Agreement, to reflect his compensation arrangement. Mr. Kodama’s term of employment began on October 1, 2021 and will continue until otherwise terminated. He is entitled to a current annual base salary of $246,750, which may be adjusted by the Board. Per Mr. Kodama’s Employment Agreement, he is eligible to receive annual award of restricted stock with a dollar value of the award targeted at 35% of Mr. Kodama’s current base salary which vests immediately on the grant date. Mr. Kodama is also eligible to receive an annual long term incentive award of restricted stock that has a three-year vesting period with a dollar value of the award targeted at 35% of Mr. Kodama’s current base salary. The award fully and irrevocably vests on the grant date and is not subject to repurchase or recoupment by the Company for any reason, including without limitation, termination of employment, but excluding any clawback or recoupment pursuant to the Company’s clawback policy. Mr. Kodama is also entitled to certain employment benefits, including but not limited to medical, dental, and vision coverage, flexible spending account, group life insurance, accidental death and dismemberment coverage, travel accident insurance, temporary and long-term disability insurance, and 401(k) plan. In addition, his employment agreement contains provisions providing for severance payments pursuant to the Severance Plan. The Kodama Employment Agreement includes restrictive covenants, including a confidentiality provision. The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the Kodama Employment Agreement.

Outstanding Equity Awards at Fiscal Year End

The following table sets forth information regarding outstanding equity awards held by our Named Executive Officers as of December 31, 2025.

		Stock Awards		Option Awards
Name	Award Date	Number of shares or units of stock that have not vested	Market value ($) of shares or units of stock that have not vested(1)	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Option exercise price	Option expiration date
Race Randle	3/3/25	15,536(2)	263,180	-	-	-	-
	1/1/24(5)	-	-	133,333	266,666	$15.75	12/31/2033
Wade Kodama	3/3/25	1,276(3)	21,615	-	-	-	-
	2/21/24	4,460(4)	75,552

(1)	The amounts in this column were calculated based on the closing price of our common stock as of December 31, 2025, which was $16.94 as reported by NYSE.
(2)

This amount represent shares subject to a restricted stock award that was granted on March 3, 2025, and remained unvested as of December 31, 2025. The shares vest quarterly over a three-year period and will fully vest if there is a Change-in-Control of the Company, as defined by the 2017 Plan.

(3)

This amount represents shares subject to a restricted stock award that was granted on March 3, 2025, and remained unvested as of December 31, 2025. The shares vest quarterly over a three-year period and will fully vest if there is a Change-in-Control of the Company, as defined by the 2017 Plan.

(4)

This amount represents shares subject to a restricted stock award that was granted on February 21, 2024, and remained unvested as of December 31, 2025. The shares vest quarterly over a three-year period and will fully vest if there is a Change-in-Control of the Company, as defined by the 2017 Plan.

(5)	These options vest in thirds on January 1, 2025, 2026, and 2027 and have a 10-year expiry.

Clawback Policy

The Board has adopted a clawback policy, effective November 2, 2022 (the “Clawback Policy”), that applies to our current and former officers who are subject to Section 16 of the Exchange Act. The Clawback Policy authorizes the Company to recover incentive‑based compensation that is earned, vested, or paid based on financial reporting measures, including cash incentives and equity awards, if the Company is required to prepare an accounting restatement due to material noncompliance with financial reporting requirements. In such cases, the Company may recoup the excess compensation received during the three completed fiscal years preceding the date the restatement is required, with “receipt” measured in the year the applicable performance measure is attained. The policy also permits recovery of incentive compensation if an executive engages in detrimental conduct that is likely to cause or has caused material financial, operational, or reputational harm to the Company. Recovery may include cancellation, forfeiture, or repayment, and the Company will not indemnify executives for recouped amounts. The Clawback Policy is intended to be interpreted and applied to the fullest extent of applicable SEC and NYSE rules.

Executive Stock Ownership Guidelines

To further align the interests of our executives and directors with those of our stockholders, the Board has adopted stock ownership guidelines effective March 3, 2026. Under these guidelines, the following participants shall maintain beneficial ownership of a number of shares of common stock with a value equal to (i) 5x annual base salary for our chief executive officer, and (ii) 1x annual base salary for our other executive officers. The individuals subject to these guidelines will have until the later of the fifth anniversary of the effective date of the guidelines or, if applicable, five years after the date the covered individual is appointed or elected, as applicable, to his or her position to comply with the minimum stock ownership requirement. Each of our executives is currently in compliance with the requirements established in these guidelines.

Executive Severance Plan

The Company maintains an executive severance plan, or the Severance Plan, to retain key executives and encourage such executives to use their best business judgment in managing the affairs of the Company. The Severance Plan is administered by our Compensation Committee and provides certain severance benefits in the event an executive is involuntary terminated. As of December 31, 2025, the Severance Plan covered the Company’s Named Executive Officers.

Under the terms of the Severance Plan, if a participant experiences (a) a separation from service as a result of the participant’s death or disability or (b) an involuntary separation from service by the Company without cause or as a result of the participant’s resignation for good reason, the Company shall pay to the participant certain severance benefits as defined in the Severance Plan. If a participant is terminated by the Company for cause or resigns without good reason, the participant is not entitled to any severance payments or benefits.

The following table shows the potential payments that would have been made to the Company’s Named Executive Officers under the terms of the Severance Plan, assuming a separation date of December 31, 2025:

Name / Benefit	Severance Pay(1)	Incentive Compensation Plan Severance (2)	Health Insurance (3)	Total
Race A. Randle
Termination upon death or disability	$551,250	$452,813	$-	$1,004,063
Termination without cause or resignation for good reason	$1,020,500	$905,626	$40,608	$2,048,734

Wade K. Kodama
Termination upon death or disability	$185,063	$156,469	$-	$341,531
Termination without cause or resignation for good reason	$370,125	$312,938	$45,810	$728,873

(1)

Represents a lump sum payment of the Named Executive Officer’s annual base salary multiplied by 100% for the chief executive officer and 75% for the chief financial officer in the event of termination upon death or disability. Represents severance payments of the Named Executive Officers base salary at the time of termination paid over a period of 24 months for the chief executive officer, and 18 months for the chief financial officer in the event of termination without cause or resignation for good reason.

(2)

Represents the average value of the previous two-years of granted incentive awards to the Named Executive Officers multiplied by 100% for the chief executive officer and 75% for the chief financial officer in the event of termination upon death or disability. Represents the average value of the previous two-years of granted incentive awards to the Named Executive Officers multiplied by 200% for the chief executive officer and 150% for the chief financial officer in the event of termination without cause or resignation for good reason.

(3)

Continued coverage for the participant and any dependents under the Company’s group health plan in which the participant and any dependents were entitled to participate immediately prior to the participant’s separation from service.

PAY VERSUS PERFORMANCE

Pursuant to Item 402(v) of Regulation S-K of the Exchange Act, the following table sets forth information about the relationship between the compensation actually paid to our Named Executive Officers, and certain performance metrics of the Company. For further information regarding executive compensation considerations and decisions for our Named Executive Officers, refer to “Executive Compensation” of this Proxy Statement.

Pay Versus Performance Table

The following table provides information regarding “compensation actually paid” for our principal executive officer, or PEO, and our other Named Executive Officers, or NEO for each of our fiscal years ended December 31, 2025, 2024, and 2023:

Year	Summary Compensation Table Total for Current PEO (Randle)(1)	Compensation Actually Paid To Current PEO (Randle)(1)(2)	Summary Compensation Table Total for Former PEO (Haruki)(1)	Compensation Actually Paid to Former PEO (Haruki)(1)(2)	Average Summary Compensation table total for Non-PEO NEOs(1)	Average Compensation Actually Paid to Non-PEO NEOs(1)(2)	Value of Initial Fixed $100 Investment Based On Total Shareholder Return(3)	Net Income (Loss) ($)(4)
2025	$1,378,306	$1,003,360	N/A	N/A	$494,688	$403,742	$179.83	$(10,579,000)
2024	$2,933,180	$2,933,180	N/A	N/A	$383,188	$383,003	$233.33	$(7,391,000)
2023	$601,385	$601,385	$1,775,330	$1,775,330	$394,462	$365,440	$168.68	$(3,080,000)

(1)	The table below includes the name of each individual serving as our PEO and Named Executive Officers during the last three fiscal years:

Fiscal Year	PEO	Non-PEO NEOs
2025	Race. A. Randle	Wade K. Kodama
2024	Race A. Randle	Wade K. Kodama
2023	Warren H. Haruki, through March 31, 2023 Race A. Randle, beginning April 1, 2023	Wade K. Kodama Paulus Subrata, through June 20, 2023

(2)

The dollar amounts reflected in this column represent the “compensation actually paid” to the PEO and the Non-PEO Named Executive Officers, respectively, computed in accordance with Item 402(v) of Regulation S-K. The following table reflects the adjustments made to determine the “compensation actually paid” (for the Non-PEO Named Executive Officers, all amounts are averages):

Year	Executive(s)	Summary Compensation Table Total	Deduct Stock Awards Granted in the Fiscal Year	Deduct Option Awards Granted in the Fiscal Year	Add Year- End Fair Value of Outstanding and Unvested Equity Awards Granted In the Fiscal Year	Add Vesting Date Fair Value of Awards Granted and Vested during the Fiscal Year	Change in Fair Value of Outstanding and Unvested Equity Awards Granted in Prior Years	Change in Vesting Date Fair Value of Equity Awards Granted in Prior Years Which Vested During the Fiscal Year	Compensation Actually Paid
2025	Current PEO (Randle)	$1,378,306	$(826,876)	-	$(1,100)	$453,030	-	-	$1,003,360
	Non-PEO NEOs	$494,688	$(246,750)	-	3,404	$135,302	$9,187	$7,911	$403,742
2024	Current PEO (Randle)	$2,933,180	$-	$(2,408,000)	$2,408,000	$-	$-	$-	$2,933,180
	Non-PEO NEOs	$383,188	$(147,000)	-	$49,075	$24,537	$69,616	$3,587	$383,003
2023	Current PEO (Randle)	$601,385	$-	-	$-	-	$-	$-	$601,385
	Former PEO (Haruki)	$1,775,330	$(1,341,233)	-	$-	-	$798,372	$542,861	1,775,330
	Non-PEO NEOs	$394,462	$(165,812)	-	$16,017	$53,502	-	$67,271	$365,440

(3)	Total Shareholder Return, or TSR, is determined based on the value of an initial fixed investment of $100 on December 31, 2022.

(4)

In the fiscal year ended December 31, 2025, the Company terminated its defined benefit pension plan. In connection with the termination, the Company recognized a one-time settlement expense in the amount of $6,557,000, a non-cash GAAP expense, which is reflected in the 2025 net income.

Relationship Between Compensation Actually Paid and Cumulative Total Shareholder Return

Relationship Between Compensation Actually Paid and Net Income

DIRECTOR COMPENSATION

The Compensation Committee retained Ferguson Partners Consulting for 2025 to benchmark compensation levels and incentive structures for the directors against a peer group of reasonably comparable public real estate companies approved by the Compensation Committee by using each peer’s most recent proxy disclosures and relevant market trends.

The following table provides information regarding non-employee director compensation for fiscal year 2025:

Name	Fees Earned or Paid in Cash(1)	Stock Awards ($)(2)	Total ($)
Glyn Aeppel	$45,000	$123,595	$168,595
Steve Case	$45,000	$83,809	$128,809
A. Catherine Ngo	$45,000	$121,312	$166,312
Ken Ota	$45,000	$123,595	$168,595
John Sabin	$45,000	$125,877	$170,877
R. Scot Sellers	$62,500	$226,286	$288,786
Anthony P. Takitani	$45,000	$132,724	$177,724

(1)

Consists of a quarterly retainer. These amounts do not include amounts paid to independent directors to reimburse them for expenses of travel and other reasonable out‑of‑pocket expenses that are related to service on the Board - the aggregate amount of which is less than $10,000. The quarterly cash retainer for the directors, except Mr. Sellers was to $11,250 per quarter. As Chairperson, Mr. Sellers received a quarterly cash retainer of $15,625.

(2)

Aggregate grant date fair value (computed in accordance with FASB ASC topic 718) of stock awards granted in 2025, which vest quarterly. Assumptions used in the calculation of these amounts are included in Note 11 to our consolidated financial statements in our 2025 Annual Report. As of December 31, 2025, the number of awards granted and number of awards that remain unvested were as follows:

Director	Stock Awards Granted	Unvested Stock Awards
Ms. Aeppel	4,408	-
Mr. Case	2,197	-
Ms. Ngo	4,280	-
Mr. Ota	4,408	-
Mr. Sabin	4,536	-
Mr. Sellers	9,244	2,306
Mr. Takitani	4,920	-

In 2025, all non-employee directors received cash retainer fees per the table presented above. Non-employee directors were also granted restricted common stock, which vest quarterly. Mr. Case’s grants were prorated for 2025 and were granted for the period from June 1, 2025 to December 31, 2025. Mr. Sellers stock grants are for the period April 1, 2025 to March 31, 2026, all other directors’ grants are for the fiscal year in which they are granted. The stock compensation component of the annual Board compensation is awarded and granted through the 2017 Plan. The directors’ award amounts are recommended by the Compensation Committee and approved by the Board. The directors have voting and regular dividend rights with respect to the unvested restricted shares but have no right to dispose of them until such time as they are vested. The cash retainers and restricted stock vesting will be prorated to the last date of service should a director depart the Board for any reason, or not be re-elected to the Board. Any unpaid cash retainer and unvested options and restricted stock due to the directors departure from the Board will be cancelled.

Insider Trading Policy

We have an insider trading policy, or Insider Trading Policy, that governs purchases, sales and other dispositions of our securities by our directors, executive officers, employees and contractors, where applicable. We believe our Insider Trading Policy is reasonably designed to promote compliance with insider trading laws, rules and regulations, and the NYSE listing standards applicable to us. Our Insider Trading Policy prohibits purchases, sales and other dispositions of our securities while in possession of material nonpublic information about us and from disclosing such information to others, and it prohibits trading on material nonpublic information of other companies obtained during the course of providing service to us. It also imposes additional restrictions on and trading requirements for trading in our securities by our insiders. A copy of our Insider Trading Policy is filed as Exhibit 19.1 to our 2025 Annual Report.

Policies and Practices Related to the Grant of Certain Equity Awards

We do not grant stock options or similar awards in anticipation of the release of material nonpublic information that is likely to result in changes to the price of our common stock, such as a significant positive or negative earnings announcement, and do not time the public release of such information based on stock option grant dates. Our grants of stock options are awarded during an “open trading window.” During fiscal year 2025, we did not award options to any named executive officer during the period beginning four business days before and ending one business day after the filing of a period report on Form 10-Q or Form 10-K or the filing or furnishing of a current report on Form 8-K, and we have not timed the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation.

No Hedging or Pledging Policy

Our Insider Trading Policy prohibits our directors, officers, employees and consultants from hedging or offsetting the economic interest in our securities, and from pledging our securities. Previously, the Audit Committee made exceptions, on a case-by-case basis to make certain pledges of securities as collateral for loans. Any exceptions made by the Committees are subsequently ratified by the full Board of Directors.

For many years, Mr. Case has pledged significant portions of the Company stock he owns to various banks to secure credit facilities. The Board committees have indicated to Mr. Case that he should reduce the amount of shares pledged and he has indicated that will be one of his objectives as such loans come up for renewal. Currently Mr. Case has pledged an aggregate of 8,993,750 shares as collateral security for certain obligations to Bank of Hawaii and First Hawaiian Bank. Mr. Case has pledged these shares to secure credit facilities used primarily for personal investment and estate planning purposes. The Audit Committee has reviewed and approved these pledging arrangements pursuant to the Company’s Insider Trading Policy, which permits pledging on a case-by-case basis subject to the Compensation Committee’s approval. In approving Mr. Case’s pledging arrangements, the Audit Committee considered the following factors (i) nature and purpose of the pledging, (ii) the terms of the credit facilities, including loan-to-value ratios, and (iii) Mr. Case’s overall financial resources. The Company recognizes there is a substantial pledged position, and Mr. Case has represented to the Compensation Committee that he has sufficient financial resources and liquidity to satisfy the loans without resorting to the pledged securities. The Compensation Committee intends to work with Mr. Case to evaluate opportunities to reduce the pledged position over time and limit future pledging activity.

Director Stock Ownership Guidelines

To further align the interests of our executives and directors with those of our shareholders, the Board has adopted stock ownership guidelines effective March 3, 2026. Under these guidelines, our directors shall maintain beneficial ownership of a number of shares of common stock with a value equal to 5x annual cash retainer (not including committee membership or chairmanship retainers) and the CEO will retain 5x annual base salary. The guideline for the stock ownership is required to be met by the directors and CEO by December 31, 2031. The individuals subject to these guidelines will have until the later of the fifth anniversary of the effective date of the guidelines or, if applicable, five years after the date the covered individual is appointed or elected, as applicable, to his or her position to comply with the minimum stock ownership requirement. Each of our directors is currently in compliance with the requirements established in these guidelines.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the beneficial ownership of our common stock as of the Record Date, for (i) each beneficial owner of more than 5% of our outstanding shares of common stock, (ii) each of our directors, (iii) our Named Executive Officers, and (iv) all of our directors and executive officers as a group. Unless otherwise indicated and subject to applicable community property and similar statutes, all persons listed below have sole voting and investment power over all shares of common stock beneficially owned.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)	Approximate Percent of Class(1)
BENEFICIAL OWNER OF MORE THAN 5% OF SHARES OF COMMON STOCK
TSP Capital Management Group, LLC (2)	1,101,831	5.55%
Valueworks LLC (3)	1,202,155	6.05%
DIRECTORS AND NAMED EXECUTIVE OFFICERS(4)
Steve Case(5)	12,060,321	60.70%
Race A. Randle	354,478	1.78%
Wade K. Kodama	36,771	*
Anthony P. Takitani	201,896	1.02%
Glyn Aeppel	159,338	*
John Sabin	157,243	*
R. Scot Sellers	502,800	2.53%
A. Catherine Ngo	79,682	*
Ken Ota	76,836	*
All Directors and Executive Officers as a group (nine persons)	13,629,365	68.60%

*	Less than 1%

(1)

Information in this table concerning directors and named executive officers is based upon information supplied by our directors and named executive officers. Beneficial ownership is determined in accordance with the rules of the SEC. Applicable percentage ownership is based on 19,868,771 shares of common stock outstanding as of the Record Date. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options currently exercisable, or exercisable within 60 days of the Record Date, are deemed outstanding.

(2)

This information is based solely on Amendment 12 to Schedule 13G filed by this stockholder on April 8, 2025. This stockholder has sole dispositive power with respect to 1,101,831 shares of our common stock and no voting power with respect to any such shares. TSP Capital Management Group, LLC’s business address is 382 Springfield Avenue, Suite 500, Summit, New Jersey 07901.

(3)

This information is based solely on Amendment 1 to Schedule 13G filed by this stockholder on February 17, 2026. This stockholder has sole dispositive power with respect to 1,202,155 shares of our common stock and no voting power with respect to any such shares. Valueworks LLC’s business address is One World Trade Center, Suite 84-G, New York, New York 10007.

(4)	The business address of each director and named executive officer listed is c/o Maui Land & Pineapple Company, Inc., 500 Office Road, Lahaina, Hawaii 96761.

(5)

Substantially all shares beneficially owned by Steve Case are indirectly owned by the Steve Case Revocable Trust. Mr. Case is the sole trustee of the Steve Case Revocable Trust and has the sole power to vote the stock and to sell or otherwise make investment decisions with respect to the shares. Mr. Case has pledged 5,993,750 of his shares to Bank of Hawaii and 3,000,000 shares to First Hawaiian Bank as collateral security for certain obligations.

PROPOSAL 3: TO RATIFY THE APPOINTMENT OF ACCUITY LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2026

Our Audit Committee has appointed Accuity LLP as our independent registered public accounting firm for fiscal year 2026. Management considers Accuity LLP to be well-qualified to serve as our independent registered public accounting firm. A representative of Accuity LLP is expected to be present at the Annual Meeting and will be given an opportunity to make a statement. The representative also will be available to respond to appropriate questions.

If our stockholders fail to ratify the selection, the Audit Committee may select a different firm until the next annual meeting of stockholders or may submit the new firm to our stockholders for ratification.

Independent Registered Public Accounting Firm

Fees for services performed for us by our independent registered public accounting firm, Accuity LLP, for the years ended December 31, 2025, and 2024, including expenses incurred in connection with these services, were as follows:

FEES	FISCAL YEAR 2025	FISCAL YEAR 2024
Audit Fees	$226,589	$224,995
Audit-Related Fees	$47,644	$43,455
Tax Fees	$38,743	$38,743
All Other Fees	$12,372	$8,707
Total Fees	$325,348	$315,900

Auditor Information

Auditor Name:	Accuity LLP
Auditor Firm ID:	2866
Auditor Location:	Honolulu, Hawaii

Audit Fees

Audit fees are primarily attributable to professional services rendered in connection with the audits of our consolidated financial statements included in our Annual Reports on Form 10-K for the fiscal years ended December 31, 2025 and 2024, and the reviews of our condensed consolidated financial statements included in our Quarterly Reports on Form 10‑Q.

Audit-Related Fees

Audit-related fees generally consist of fees for assurance and related services that are reasonably related to the performance of the audit of our annual reports on Form 10-K.

Tax Fees

Tax fees includes fees incurred for tax services, including tax compliance, tax advice, and various other tax consultations.

Our Audit Committee has considered whether the provision of these tax services by Accuity LLP is compatible with maintaining the independence of Accuity LLP and has determined that the provision of such services by Accuity LLP has not adversely affected the independent registered public accounting firm’s independence.

All Other Fees

There were no other fees billed by Accuity LLP for professional services other than those disclosed above.

Audit Committee Policy—Approval of Fees

It is the policy of our Audit Committee that all audit and permissible non‑audit services provided by our independent registered public accounting firm and related fees paid to our independent registered public accounting firm must be approved in advance by the Audit Committee. As part of this review, our Audit Committee also considers whether the categories of pre-approved services are consistent with the rules on accountant independence of the SEC and the Public Company Accounting Oversight Board, or the PCAOB. All of the above-described services provided by Accuity LLP were approved in advance by the Audit Committee.

Recommended Vote

The ratification of the appointment of Accuity LLP as our independent registered public accounting firm for fiscal year 2026 requires the affirmative vote of a majority of the voting power of the shares present, in person or represented by proxy, at the Annual Meeting and entitled to vote on the subject matter. Stockholders may vote “FOR,” “AGAINST,” or “ABSTAIN” with respect to this Proposal 3. Abstentions will have the same effect as a vote “AGAINST” this proposal.

This proposal is considered a routine matter under applicable exchange rules. Because a bank, broker or other Nominee may vote without instructions on this matter, we do not expect any broker non-votes to result for this proposal.

THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF ACCUITY LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2026.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee reviewed and discussed with management and the Company’s independent registered public accounting firm, the Company’s quarterly condensed consolidated financial statements and related Forms 10‑Q for 2025, and the Company’s annual audited consolidated financial statements and related 2025 Annual Report, including in the Company’s 10-K filed on April 1, 2026, prior to submitting the respective filings.

The Audit Committee discussed with the Company’s independent registered public accounting firm the matters required to be discussed by Auditing Standard No. 1301, “Communications with Audit Committees,” as adopted by the PCAOB, and applicable SEC requirements.

The Audit Committee has received the written disclosures and the letter from the Company’s independent public accounting firm required by the applicable requirements of the PCAOB regarding the Company’s independent registered public accounting firm’s communications with the Audit Committee concerning independence and has discussed with them their independence.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the Company’s audited consolidated financial statements be included in the 2025 Annual Report.

Audit Committee:

A. Catherine Ngo (Chairperson)

Glyn Aeppel

Ken Ota

The above Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing, whether under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made on, before or after the date of this Proxy Statement and irrespective of any general incorporation language in such filing, except to the extent the Company specifically incorporates this report by reference therein.

REVIEW, APPROVAL OR RATIFICATION OF TRANSACTIONS WITH RELATED PERSONS

Our policy with regard to related party transactions is that all material transactions are to be reviewed by our Audit Committee for any possible conflicts of interest. A “related party transaction” that must be disclosed in this Proxy Statement includes any transaction or series of transactions in which the amount involved exceeds the lesser of $120,000 or one percent of the average of our total assets for our last two completed fiscal years, in which we are a participant and any related person has a material interest. Related persons would include our directors, director nominees, executive officers (and immediate family members of our directors, director nominees or executive officers), and persons controlling over five percent of our outstanding common stock (and any immediate family member of a person controlling over five percent of our outstanding common stock). Our Audit Committee will generally evaluate the transaction in terms of: (i) the benefits to us; (ii) the terms of the transaction; and (iii) the terms available to unrelated third parties or to employees generally. Our Audit Committee will generally seek consensus of the transaction from the independent directors. In the event a transaction relates to a member of our Audit Committee, that member will not participate in the committee’s deliberations.

On January 28, 2026 (“Effective Date”), the Company entered into a Purchase Agreement and Escrow Instructions (“Purchase Agreement”) with Race A. Randle, the Chief Executive Officer of the Company, pursuant to which the Company agreed to sell to Mr. Randle a 30-acre parcel of land (“Property”), located in Lahaina, Hawaii. The Property is unimproved land that Mr. Randle will improve as a farm and home, pursuant to the terms of the Purchase Agreement. The purchase price for the Property is $1,200,000. The Board has received and approved an appraisal of the Property from an independent licensed Hawaii third-party appraiser that confirms the purchase price exceeds the current fair market value for the Property as of the Effective Date. The transaction includes a value true-up mechanism on the fifth anniversary that requires the Buyer to pay additional purchase price if the fair market value of the Property on the fifth anniversary exceeds the purchase price. Mr. Randle is also subject to a long-term occupancy requirement as a principal residence, the breach of which grants the Company a repurchase option. Furthermore, the agreement utilizes a shared appreciation model where a decreasing percentage of sale profits must be paid to the Company if the Property is disposed of before the tenth anniversary.

Since January 1, 2025, except for the transaction with Mr. Randle, there were no transactions with related persons that required disclosure under applicable SEC rules, and no such transactions are currently proposed.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for the Proxy Materials with respect to two or more stockholders sharing the same address by delivering a single set of the Proxy Materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

In connection with the Annual Meeting, a number of brokers with account holders who are Company stockholders will be “householding” the Proxy Materials. A single set of the Proxy Materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate set of the Proxy Materials, please notify your broker or the Company. Direct your written request to the Company to Maui Land & Pineapple Company, Inc. 500 Office Road, Lahaina, Hawaii 96761, Attention: Corporate Secretary. The Company undertakes to promptly deliver a separate set of the Proxy Materials promptly upon receiving your written request. Stockholders who currently receive multiple copies of the Proxy Materials at their addresses and would like to request “householding” of their communications should contact their brokers.

SEC rules permit us to print an individual’s multiple accounts on a single set of Proxy Materials. To take advantage of this opportunity, we have summarized on one set of Proxy Materials all of the accounts registered with the same tax identification number or duplicate name and address, unless we received contrary instructions from the impacted stockholder prior to the mailing date. We agree to deliver promptly, upon written or oral request, a separate copy of the Annual Meeting materials, as requested, to any stockholder to which a single copy of those documents was delivered. If you prefer to receive separate copies of the Annual Meeting materials, contact Broadridge Financial Solutions, Inc. at 1-866-540-7095 or in writing at Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717. A number of brokerage firms have instituted householding. They will have their own procedures for stockholders who wish to receive individual copies of the Proxy Materials.

ADDITIONAL INFORMATION

We will provide without charge to each person, including any beneficial owner of our common stock to whom a copy of the Proxy Materials has been delivered, upon written or oral request, a copy of any or all of the documents referred to above that have been or may be incorporated into these Proxy Materials by reference, including a copy of our 2025 Annual Report. Requests for copies should be directed to: Maui Land & Pineapple Company, Inc. 500 Office Road, Lahaina, HI 96761, Attention: Investor Relations.

OTHER MATTERS

The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ R. SCOT SELLERS
R. Scot Sellers
Chairperson
Lahaina, Hawaii

April 14, 2026

MAUI LAND & PINEAPPLE COMPANY INC. VOTE

Your vote matters – here's how to vote!

You may vote online or by phone instead of mailing this card.

Online
Go to **www.envisionreports.com/MLP** or scan the QR code — login details are located in the shaded bar below.

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Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

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Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

2026 Annual Meeting Proxy Card

IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A Proposals — The Board of Directors recommends a vote "FOR" Proposal 1 and "FOR" Proposals 2 and 3.

01 - Glyn Aeppel
02 - Steve Case
03 - A. Catherine Ngo
04 - Ken Ota
05 - John Sabin
06 - R. Scot Sellers
07 - Anthony P. Takitani

☐ **Mark here to vote FOR all nominees**

☐ **Mark here to WITHHOLD vote from all nominees**

☐ **For All EXCEPT** - To withhold a vote for one or more nominees, mark the box to the left and the corresponding numbered box(es) to the right.

01	02	03	04	05	06	07
☐	☐	☐	☐	☐	☐	☐

B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

049ZFB

2026 Annual Meeting Admission Ticket
2026 Annual Meeting of Maui Land & Pineapple Company, Inc. Stockholders
Wednesday, May 27, 2026, 8:30 a.m. Hawaii Standard Time
Virtually via the internet at meetnow.global/MV4VYKA

We are pleased to invite you to the 2026 Virtual Annual Meeting of Stockholders, or the Annual Meeting, of Maui Land & Pineapple Company, Inc., or the Company, which will be held on Wednesday, May 27, 2026, at 8:30 a.m., Hawaii Standard Time. The company suggests shareholders should pre-register at www.mauiland.com/investors but it's not required. The attached notice and proxy statement describe the formal business to be transacted at the Annual Meeting.

To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form.

A Presentation will immediately follow the conclusion of the Annual Meeting.

Small steps make an impact.

Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/MLP

IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proxy - Maui Land & Pineapple Company, Inc.

This Proxy is solicited on behalf of the Board of Directors for the 2026 Annual Meeting to be held on Wednesday, May 27, 2026

The undersigned hereby makes, constitutes and appoints Race A. Randle, CEO and Wade K. Kodama, CFO as attorney and proxy of the undersigned, with full power of substitution, for and in the name of the undersigned to represent the undersigned at the 2026 Annual Meeting of Stockholders of Maui Land & Pineapple Company, Inc. (the "Company") to be held on Wednesday, May 27, 2026, at 8:30 a.m., Hawaii Standard Time, virtually via the internet at meetnow.global/MV4VYKA, any postponements or adjournments thereof, and to vote all shares of the stock of the Company standing in the name of the undersigned with all the powers the undersigned would possess if personally present at such meeting. This Proxy may be revoked by the undersigned at any time. The undersigned directs that this Proxy be voted as follows on the reverse side:

THIS PROXY WILL BE VOTED AS DIRECTED. IF THE PROXY IS PROPERLY SIGNED AND RETURNED AND NO DIRECTIONS ARE GIVEN, THE PROXY WILL BE VOTED "FOR" PROPOSAL 1 AND "FOR" PROPOSALS 2 AND 3. DISCRETIONARY AUTHORITY IS HEREBY CONFERRED AS TO ALL OTHER MATTERS THAT MAY COME BEFORE THE 2026 ANNUAL MEETING.

(Continued and to be marked, dated and signed, on the other side)

C Non-Voting Items

Change of Address — Please print new address below.

Comments — Please print your comments below.